                                                                  1996 FORM 10-K
                                                                   EXHIBIT 10.17



                            UNITED STATES OF AMERICA
                                   BEFORE THE
                     FEDERAL ENERGY REGULATORY COMMISSION



      Lakehead Pipe Line Company, )    Docket Nos. IS92-27-000,
      Limited Partnership         )      IS93-4-000, IS93-33-000,
                                  )      IS94-20-000, IS94-24-000,
                                  )      IS95-5-000, IS95-26-000,
                                  )      IS95-27-000, and
                                  )      IS96-15-000



                              SETTLEMENT AGREEMENT

                This Settlement Agreement is executed as of this 28th day of August, 1996, between Lakehead Pipe Line Company, Limited Partnership ("Lakehead"), on the one hand, and the Canadian Association of Petroleum Producers ("CAPP") and the Alberta Department of Energy ("ADOE") (collectively "CAPP/ADOE"), on the other, each of which is a party to various rate proceedings before the Federal Energy Regulatory Commission ("FERC" or "Commission") regarding Lakehead's interstate tariff rates, as well as judicial review proceedings relating thereto (the "Lakehead Proceedings"). In consideration of the provisions set forth in this Settlement Agreement, Lakehead and CAPP/ADOE (collectively the "Settling Parties") agree as follows:

          1. Following the execution of this Settlement Agreement, the Settling Parties will jointly submit it to the FERC for approval as an offer of settlement under 18 C.F.R. Section 385.602 (1995). The Settling Parties shall cooperate fully, each at its own expense, in seeking and supporting such approval, including the opposition, whether written or otherwise, of all protests, interventions and comments that seek modification or rejection of the Settlement Agreement. Lakehead will prepare the offer of settlement documentation, including the Explanatory Statement, for submission to the FERC, subject to approval by CAPP/ADOE. The Settling Parties agree to request and support a stay of all aspects of the Lakehead Proceedings pending disposition of this Settlement Agreement.
          2. The Settling Parties intend this Settlement Agreement to be an integrated package, no part of which is segregable from the whole. Each side has made compromises on various positions in order to reach a voluntary, negotiated resolution of the Lakehead Proceedings. Accordingly, as provided in paragraph 15 below, this Settlement Agreement shall be deemed withdrawn, and shall no longer be of any force or effect, in the event the Commission or a reviewing court orders a modification of its terms.

            3. This Settlement Agreement is intended to resolve all outstanding rate issues in all pending phases of the Lakehead Proceedings. The FERC Dockets that are resolved by this Settlement Agreement, and that will be terminated upon approval of this Settlement Agreement, are listed in Appendix A hereto. In addition, within 20 days after the date on which this Settlement Agreement has been approved by the FERC in an order that is no longer subject to judicial review, the Settling Parties shall withdraw their pending petitions for review at the United States Court of Appeals for the District of Columbia Circuit in Docket Nos. 96-1177 and 96-1218.
            4. The purpose of this Settlement Agreement is to avoid further administrative and judicial proceedings with respect to Lakehead's interstate tariff rates. This Settlement Agreement is not intended to be inconsistent with any orders of the Commission previously entered in this proceeding, including specifically Opinion No. 397, 71 FERC (CCH) 61,338 (1995) and Opinion No. 397-A, 75 FERC (CCH) 61,181 (1996). This Settlement
  Agreement also is not intended to affect the resolution of any issues regarding facilities for transportation of natural gas liquids on the Lakehead system.

            5. Except with respect to paragraph 1 above and as otherwise specified herein, the Effective Date of this Settlement

   Agreement shall be the date on which a FERC order is issued approving the Settlement Agreement without modification.

             6. Notwithstanding the Effective Date as specified in paragraph 5 above, no later than September 20, 1996, Lakehead shall file the rates set forth in the pro forma tariff attached as Appendix B hereto ("Appendix B rates") to take effect on October 1, 1996 pursuant to 18 C.F.R. Section
   341.14 (1995), in place of the rates set forth in Lakehead FERC tariff nos. 18 and 19. The Appendix B rates constitute a rate decrease of approximately 6 percent across-the-board, and are intended to bring Lakehead's forward-looking rates into compliance with Opinion Nos. 397 and 397-A on a reasonable, compromise basis. If this Settlement Agreement has not received FERC approval prior to October 1, 1996, it is the intent of the Settling Parties that the Appendix B rates shall go into effect subject to investigation and refund until such time as the Settlement Agreement is acted upon by the FERC. If and when the FERC approves the Settlement Agreement, the refund condition on the Appendix B rates will be removed and any proceeding instituted with respect to those rates will be terminated.
   If the Settlement Agreement is disapproved, disposition of the Appendix B rates will be subject to further order of the Commission. The Appendix B rates shall be subject to indexing under 18 C.F.R. Section 342.3 (1995) commencing on July 1,

    1997. If and when the Settlement Agreement is approved by the FERC, CAPP/ADOE agree that they will not thereafter challenge the Appendix B rates, including any increases or decreases to those rates permitted under the Commission's indexing regulations, 18 C.F.R. Section 342.3 (1995), in any judicial or administrative forum during the Term of this Agreement as defined in paragraph 12 below. If the Settlement Agreement is not approved without modification, the Settling Parties shall retain all their rights with respect to the Lakehead Proceedings.

               7. The Settling Parties agree that Lakehead shall fulfill its obligation to provide a remedy for the past rates found not to be just and reasonable in Opinion Nos. 397 and 397-A by providing total monetary relief of $120 million measured as of October 1, 1996. This relief shall be provided in two components: (1) a Refund Component of $37,144,124 for Phase I of Docket Nos. IS92-27-000, IS93-3-000 and IS93-33-000, which is addressed in paragraph 8 below, and (2) a Surcredit Component of $82,855,876 for Phase II and subsequent rate periods, which is addressed in paragraph 9 below.

               8. No later than 30 days after the Effective Date defined in paragraph 5 above, Lakehead shall pay the sum of $37,144,l24 (measured as of October 1, 1996) to its shippers of record under FERC tariff no. 2, which shall fulfill Lakehead's refund obligation in Phase I of FERC Docket Nos. IS92-27-000, IS93-4-000 and IS93-33-000. Interest shall accrue on the Phase I refund amount of $37,144,124 from October 1, 1996 through the date of payment of the refunds provided for in this paragraph at the 90-day Treasury bill rate measured for each quarter at the close of business on the last day of the previous quarter. The amount to be refunded for the period May 3, 1992 through December 31, 1992 is based upon an agreed-upon test period cost-of-service of $214,830,000, and the amount to be refunded for the period January 1, 1993 through July 5, 1993 is based upon an agreed-upon test period cost-of-service of $219,090,000. The amount to be refunded to each shipper shall be calculated by comparing the rate actually paid to the rate applicable to each service at the agreed-upon cost-of-service level using Lakehead's existing rate design and shall reflect the Commission's ruling in Opinion Nos. 397 and 397-A regarding rate floors. Within 30 days after the date of payment of the Refund Component, Lakehead shall file a refund report with the Commission showing the amounts refunded pursuant to this provision. In the event the FERC's initial approval of the Settlement Agreement is overturned or modified through further administrative or judicial proceedings after the date of payment of the refunds as provided hereunder, such that the Lakehead Proceedings are reinstituted, Lakehead shall be entitled to credit any refunds paid under this Settlement Agreement against any refund obligation ultimately determined to apply in that litigation.

            9. Within 20 days after the Effective Date as defined in paragraph 5 above, Lakehead shall file a tariff provision in the form set forth in Appendix C hereto establishing a Surcredit over a period of approximately three years. The Surcredit shall consist of a 10 percent across-the-board reduction in Lakehead's interstate tariff rates that shall remain in effect until the purpose of the Surcredit is accomplished. The purpose of the Surcredit shall be to reduce Lakehead's tariff revenues by the sum of $82,855,876 plus interest on the outstanding balance for the period from October 1, 1996 through the termination of the Surcredit (the total amount, including interest, being referred to as the Surcredit Amount). Once the Surcredit Amount has been exhausted, the Surcredit tariff provision may be cancelled by Lakehead pursuant to paragraph 10 below. The interest component of the Surcredit Amount shall be calculated monthly on the outstanding balance of the Surcredit Amount using the 90-day Treasury bill rate measured for each quarter at the close of business on the last day of the previous quarter.

            10. Lakehead shall keep account of the cumulative amount of tariff reductions pursuant to the Surcredit provided under paragraph 9 above. When the total amount of tariff reductions received is expected to equal the Surcredit Amount (including interest) within 30 days, Lakehead shall file a cancellation of the Surcredit tariff provision, together with a report showing the total amount accumulated, or expected to be accumulated within 30 days, under the Surcredit. The cancellation of the Surcredit tariff provision shall be effective upon 30 days' notice. Lakehead shall have no further obligation to make the Surcredit available after it has provided Surcredit tariff reductions equal to $82,855,876 as of October 1, 1996, plus interest calculated as set forth in paragraph 9. CAPP/ADOE agree that, if and when the Commission approves this Settlement Agreement, they will not challenge the Surcredit or the cancellation of the Surcredit, provided such cancellation conforms to the terms of this Settlement Agreement, in any administrative or judicial forum.

             11. In the case of the joint tariff between Lakehead and Portal Pipe Line Company ("Portal") filed to be effective September 1, 1996 (FERC Tariff No. 94), which sets forth joint rates for transportation via Portal and Lakehead from the Canada-U.S. Border to various Lakehead destinations, Lakehead will, within 20 days after the Effective Date as defined in paragraph 5 above, file a tariff reduction applicable to FERC Tariff No. 94. That reduction will lower each joint rate by an amount at least equal to the difference between (a) Lakehead's current local tariff rate for Lakehead's portion of the joint movement and (b) the Appendix B local rate as reduced by the Surcredit. For the duration of the Surcredit, Lakehead's share of the Portal-Lakehead joint rates will be no greater than 90 percent of the Appendix B local rates for corresponding local movements, as adjusted pursuant to paragraphs 6 and 13. The Settling Parties accordingly agree that Lakehead shall be entitled to credit 10 percent of the Appendix B local rate otherwise applicable to each such movement against its Surcredit obligation.

             In the event Lakehead enters into additional joint rates in the future, the Settling Parties agree to negotiate regarding the extent to which (if at all) any portion of the reduction in Lakehead's share of such joint rates below the corresponding Appendix B rates should be credited against Lakehead's Surcredit obligation.

             12. The Term of this Settlement Agreement shall be for five years commencing on the Effective Date.

              13. During the Term of this Settlement Agreement, Lakehead may, at its discretion, seek to file tariffs containing rates in excess of those set forth in Appendix B as adjusted pursuant to the Commission's index methodology. CAPP and the ADOE are free to pursue challenges to any such rate filings in excess of the indexed Appendix B rates, except as follows:

              A. CAPP and the ADOE agree not to challenge Lakehead's filing of an incremental surcharge over and above the indexed Appendix B rates to recover the costs of a significant enhancement to the Lakehead system agreed to by CAPP, including the System Expansion Program II ("SEP II") project anticipated in 1998, provided that the incremental surcharge conforms to the terms set forth in Appendix D hereto, which were previously agreed to between CAPP, Lakehead and the Canadian pipeline to which Lakehead connects, Interprovincial Pipe Line Inc. ("IPL"), and provided further that, in calculating the surcharge, Lakehead shall utilize a tax allowance that is equal to 30 percent of the tax allowance that would apply if Lakehead were a corporation; and

              B. CAPP and the ADOE agree not to challenge Lakehead's filing of an incremental surcharge over and above the indexed Appendix B rates, solely to recover non-routine cost increases limited specifically to the events set forth in sections 7.1(d) and 7.1(e) of the Incentive Toll Settlement Agreement Between IPL and CAPP dated February 16, 1995, which are attached as Appendix E hereto, to the extent events of the type described involve Lakehead.

           14. Lakehead agrees that it will file with the FERC, as soon as possible but in no event later than October 1, 1996, a depreciation study incorporating a new truncation date of 2020 A.D. and corresponding revised depreciation rates for Lakehead's assets. CAPP and the ADOE agree that they will support Commission approval of Lakehead's revised depreciation rates. CAPP and the ADOE further agree that the depreciation rates to be used in calculating the incremental surcharge for the SEP II expansion costs anticipated to be incurred in 1998 shall be determined using the same curves and economic useful lives as in the depreciation study to be filed under this paragraph.

           15. If the FERC rejects this Settlement Agreement in its entirety, or if FERC or a reviewing court makes approval of this Settlement Agreement contingent upon modification of any provision of this Agreement, this Settlement Agreement shall immediately terminate and shall be deemed withdrawn as an offer of settlement or for any other purpose, and the Settling Parties shall be free to pursue all appeals or other courses of action necessary to protect their rights.

                                     -11

          16. This Settlement Agreement is intended to supersede the Settlement Agreement filed with the Commission by Lakehead and CAPP and the ADOE on March 23, 1995 in Phase II of the Lakehead Proceedings ("March 23 Settlement"). If and when the present Settlement Agreement is approved by the FERC without modification, the March 23 Settlement shall be deemed withdrawn and shall no longer have any force or effect.

         17. Unless and until this Settlement Agreement is approved by the FERC without modification in an order that is final and no longer subject to judicial review, it shall be privileged and shall not be admissible in evidence or in any way described or discussed in any proceeding, other than as necessary to secure approval by the FERC or to permit judicial review of any order of FERC approving, disapproving or modifying the Settlement Agreement. Approval of this Settlement Agreement by the FERC does not constitute approval of, or precedent regarding, any principle or issue settled herein.

         18. The language of this Settlement Agreement shall, in all cases, be construed according to its fair meaning and not strictly for or against any of the Settling Parties. This Settlement Agreement may be modified, amended or supplemented only by a written instrument executed by the Settling Parties.

  No obligation under this Settlement Agreement shall be for the benefit of or be enforceable by any third party.

             19. This Settlement Agreement shall be governed by, and construed in accordance with, federal law to the extent applicable and otherwise by the laws of the State of Minnesota. It is the intent of the Settling Parties that the terms of this Settlement Agreement, once approved by the FERC without modification, shall be enforceable by the FERC.

             20. All notices under this Settlement Agreement shall be effective when deposited in the mails, postage prepaid, certified mail, return receipt requested, or when dispatched by Federal Express or by telefacsimile, addressed to the respective Settling Parties at the addresses set forth below:

                           R. C. Sandahl
                           Vice President, Operations
                           Lakehead Pipe Line Company, Inc.
                           21 West Superior Street
                           Duluth, MN   55802-2067

                           Mark Pinney
                           Manager, Markets & Transportation
                           Canadian Association of Petroleum Producers
                           2100, 350 Seventh Avenue, S.W.
                           Calgary, Alberta    T2P 3N9
                           Canada

                          Paul Kahler
                          Senior Regulatory Analyst
                          Markets and Regulatory Policy
                          The Alberta Department of Energy
                          1900, 250 Sixth Avenue, S.W.
                          Calgary, Alberta   T2P 3H7
                          Canada

 A Settling Party may, at any time, substitute in writing a different person or address for the one shown in this paragraph.

           21. This Settlement Agreement may be executed in separate and identical counterparts.


           WHEREFORE, the foregoing Settlement Agreement is executed on behalf of the Settling Parties by their duly authorized representatives on the date indicated below.





  Lee A. Alexander                   Steven Reed
  --------------------               ----------------
  Lee A. Alexander                   Steven Reed
  DICKSTEIN SHAPIRO MORIN            STEPTOE & JOHNSON LLP
    & OSHINSKY LLP                   1330 Connecticut Avenue, NW
  2101 L Street, NW                  Washington, DC 20036-1795
  Washington, D.C.  20036-1526
                                     Counsel for Lakehead Pipe Line
 Counsel for Canadian Association     Company, Limited Partnership
   of Petroleum Producers and the
   Alberta Department of Energy





 Dated: August 28, 1996

                              APPENDIX A


Below is a list of the FERC Docket Numbers associated with Lakehead's rate prodeedings.


IS92-27-000
IS93-4-000
IS93-33-000
IS-94-20-000
IS94-24-000
IS95-5-000
IS95-26-000
IS95-27-000
IS96-15-000

                              APPENDIX B


Attached is a proforma FERC No. 20 tariff filing reflecting the rates agreed to in the Settlement Agreement.

                                                                    FERC No. 20
                                 DRAFT                 Cancels FERC No. 18 & 19


               LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP


      LOCAL TARIFF APPLYING ON CRUDE PETROLEUM AND NATURAL GAS LIQUIDS

                                     FROM

         THE INTERNATIONAL BOUNDARIES NEAR NECHE, NORTH DAKOTA, AND

              GRAND ISLAND, NEW YORK, AND POINTS IN THE STATES

                OF ILLINOIS, INDIANA, MICHIGAN, AND MINNESOTA

                                      TO

      POINTS IN THE STATES OF ILLINOIS, INDIANA, MICHIGAN, MINNESOTA,

                           NEW YORK, WISCONSIN AND

            THE INTERNATIONAL BOUNDARY NEAR MARYSVILLE, MICHIGAN


The rates listed in this tariff are for the transportation of Crude Petroleum and Natural Gas Liquids by the Carrier. The transportation rates listed in this tariff are subject to the Rules and Regulations published in the Carrier's Tariffs FERC Nos. 16 and 17, supplements thereto and reissues thereof.

The provisions published herein will, if effective, not result in an effect on the quality of the human environment.

ISSUED                                                    EFFECTIVE


                                  ISSUED BY
                                  P.D. DANIEL
                    President and Chief Operating Officer
                       Lakehead Pipe Line Company, Inc.
                               General Partner


                           21 West Superior Street
                         Duluth, Minnesota 55802-2067
                             Tel. (218) 725-0100

PAGE TWO                          DRAFT
FERC No.20

The rates listed in this tariff are payable in United States currency and are applicable on the United States movement of Crude Petroleum and Natural Gas Liquids tendered to the Carrier at established receiving points in the United States for delivery to established delivery points in the United States.



                              TRANSPORTATION RATES


Commodities shall be classified on the basis of the density and viscosity of such commodities at the earlier time of receipt by the Carrier or Interprovincial Pipe Line Inc. and assessed a transportation rate as listed in the transportation rate tables below. Density shall be based on 15 degrees Celsius. Viscosity shall be based on the lower of the temperature of the commodity at the time of receipt or the Carrier's reference line temperature at the time of receipt. Where the density of a commodity falls within the density range of one commodity classification and the viscosity of the commodity falls within the viscosity range of another commodity classification, then the commodity shall be deemed to be in the commodity classification with the higher transportation rate.

NGL - A commodity having a maximum absolute vapor pressure of 1 100 kilopascals at 37.8 degrees C and a density of up to but not including 600 kilograms per cubic metre (kg/m(3)) and a viscosity of up to but not including 0.4 square millimetres per second (mm(2)/s) will be classified as Natural Gas Liquids.

LIGHT CRUDE PETROLEUM - A commodity having a density from 600 kg/m3 up to but not including 876 kg/m(3) and a viscosity from 0.4 mm(2)/s up to but not including 20 mm(2)/s will be classified as Light Crude Petroleum.

MEDIUM CRUDE PETROLEUM - A commodity having a density from 876 kg/m(3) up to but not including 904 kg/m(3) and a viscosity from 20 mm(2)/s up to but not including 100 mm(2)/s will be classified as MEDIUM CRUDE PETROLEUM.

HEAVY CRUDE PETROLEUM - A commodity having a density from 904 kg/m(3) to 927 kg/m(3) inclusive and a viscosity from 100 to 250 mm(2)/s will be classified as HEAVY CRUDE PETROLEUM.


                             NATURAL GAS LIQUIDS

       TABLE OF TRANSPORTATION RATES FOR NGL IN DOLLARS PER CUBIC METRE


                                                                                     FROM
             TO                                                International Boundary near Neche, North Dakota
Superior, Wisconsin                                  (c)                           1.491 [D]
Rapid River, Michigan                                (i)                           2.457 [U]
Marysville, Michigan                            (c), (g)                           3.576 [D]
International Boundary near Marysville, Michigan     (g)                           3.410 [D]


                    ALL RATES ON THIS PAGE ARE DECREASES.

                                                                      PAGE THREE
                                                                     FERC No. 20
                             LIGHT CRUDE PETROLEUM


                        TABLE OF TRANSPORTATION RATES FOR LIGHT CRUDE PETROLEUM IN DOLLARS PER CUBIC METRE
------------------------------------------------------------------------------------------------------------------------------------
       TO                                                                 FROM
------------------------------------------------------------------------------------------------------------------------------------
                                                   International
                                                      Boundary
                                                     near Neche,    Clearbrook,           Mokena,          Griffith,
                                                     North Dakota   Minnesota(a),(b)      Illinois(b)      Indiana(b),(h)
------------------------------------------------------------------------------------------------------------------------------------
Clearbrook, Minnesota                             (c)   0.908              -                     -                -
Superior, Wisconsin                           (c),(d)   1.704          1.545                     -                -
Lockport & Mokena, Illinois                       (c)   3.348          3.188                     -                -
Griffith, Indiana                             (c),(e)   3.348          3.188                 0.757            0.656
Bay City, Michigan                                (c)   3.620          3.461                     -                -
Stockbridge, Michigan                             (c)   3.986          3.825                 1.346            1.346
Marysville, Michigan                              (c)   3.986          3.825                 1.707            1.707
International Boundary near Marysville,
Michigan                                                3.820          3.660                 1.553            1.553
West Seneca, New York                             (c)   4.078          3.919                 1.811            1.811


                        TABLE OF TRANSPORTATION RATES FOR LIGHT CRUDE PETROLEUM IN DOLLARS PER CUBIC METRE
------------------------------------------------------------------------------------------------------------------------------------
       TO                                                                 FROM
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               International
                                                                                               Boundary near
                                                       Stockbridge,     Lewiston,              Grand Island,
                                                       Michigan(b)      Michigan(b),(f)          New York
------------------------------------------------------------------------------------------------------------------------------------
Clearbrook, Minnesota                             (c)         -                 -                    -
Superior, Wisconsin                           (c),(d)         -                 -                    -
Lockport & Mokena, Illinois                       (c)         -                 -                    -
Griffith, Indiana                             (c),(e)         -                 -                    -
Bay City, Michigan                                (c)         -              .967                    -
Stockbridge, Michigan                             (c)         -                 -                    -
Marysville, Michigan                              (c)     1.018             1.302                    -
International Boundary near Marysville,
Michigan                                                  0.863             1.147                    -
West Seneca, New York                             (c)     1.122             1.400                0.498
------------------------------------------------------------------------------------------------------------------------------------


                            MEDIUM CRUDE PETROLEUM

------------------------------------------------------------------------------------------------------------------------------------
                       TABLE OF TRANSPORTATION RATES FOR MEDIUM CRUDE PETROLEUM IN DOLLARS PER CUBIC METRE
------------------------------------------------------------------------------------------------------------------------------------
       TO                                                                 FROM
------------------------------------------------------------------------------------------------------------------------------------
                                                   International
                                                      Boundary
                                                     near Neche,    Clearbrook,           Mokena,          Griffith,
                                                     North Dakota   Minnesota(a),(b)      Illinois(b)      Indiana(b),(h)
------------------------------------------------------------------------------------------------------------------------------------
Clearbrook, Minnesota                             (c)      948              -                  -                -
Superior, Wisconsin                           (c),(d)    1.801          1.601                  -                -
Lockport & Mokena, Illinois                       (c)    3.583          3.383                  -                -
Griffith, Indiana                             (c),(e)    3.583          3.383              0.765            0.656
Bay City, Michigan                                (c)    3.878          3.678                  -                -
Stockbridge, Michigan                             (c)    4.272          4.071              1.401            1.401
Marysville, Michigan                              (c)    4.272          4.071              1.791            1.791
International Boundary near Marysville,
Michigan                                                 4.107          3.906              1.637            1.637
West Seneca, New York                             (c)    4.372          4.172              1.904            1.904
------------------------------------------------------------------------------------------------------------------------------------

                        TABLE OF TRANSPORTATION RATES FOR MEDIUM CRUDE PETROLEUM IN DOLLARS PER CUBIC METRE
------------------------------------------------------------------------------------------------------------------------------------
       TO                                                                 FROM
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               International
                                                                                               Boundary near
                                                       Stockbridge,     Lewiston,              Grand Island,
                                                       Michigan(b)      Michigan(b),(f)          New York
------------------------------------------------------------------------------------------------------------------------------------
Clearbrook, Minnesota                             (c)          -               -                       -
Superior, Wisconsin                           (c),(d)          -               -                       -
Lockport & Mokena, Illinois                       (c)          -               -                       -
Griffith, Indiana                             (c),(e)          -               -                       -
Bay City, Michigan                                (c)          -            .993                       -
Stockbridge, Michigan                             (c)          -               -                       -
Marysville, Michigan                              (c)      1.047           1.354                       -
International Boundary near Marysville,
Michigan                                                   0.894           1.199                       -
West Seneca, New York                             (c)      1.159           1.460                   0.505


                     ALL RATES ON THIS PAGE ARE DECREASES.
PAGE FOUR
FERC No. 20
                            HEAVY CRUDE PETROLEUM

TABLE OF TRANSPORTATION RATES FOR HEAVY CRUDE PETROLEUM IN DOLLARS PER CUBIC
METRE



TO                                                         FROM
                                                           International         Clearbrook,    Mokena,    Griffith,
                                                           Boundary near         Minnesota      Illinois    Indiana
                                                           Neche, North Dakota   (a), (b)       (b)         (b),(h)
Clearbrook, Minnesota (c)                                  1.009                    -           -            -
Superior, Wisconsin   (c),(d)                              1.945                  1.686         -            -
Lockport & Mokena, Illinois (c)                            3.936                  3.677         -            -
Griffith, Indiana (c), (e)                                 3.936                  3.677         0.778       0.656
Bay City, Michigan (c)                                     4.263                  4.004         -            -
Stockbridge, Michigan (c)                                  4.702                  4.441         1.484       1.484
Marysville, Michigan (c)                                   4.702                  4.441         1.917       1.917
International Boundary near Marysville, Michigan           4.537                  4.275         1.765       1.765
West Seneca, New York (c)                                  4.813                  4.553         2.042       2.042


TO                                                            FROM

                                                                                                International Boundary
                                                             Stockbridge,       Lewiston,               near
                                                             Michigan           Michigan        Grand Island, New York
                                                             (b)                (b),(f)
Clearbrook, Minnesota (c)                                     -                    -                    -
Superior, Wisconsin   (c),(d)                                 -                    -                    -
Lockport & Mokena, Illinois (c)                               -                    -                    -
Griffith, Indiana (c), (e)                                    -                    -                    -
Bay City, Michigan (c)                                        -                   1.030                 -
Stockbridge, Michigan (c)                                     -                    -                    -
Marysville, Michigan (c)                                      1.090               1.431                 -
International Boundary near Marysville, Michigan              0.938               1.278                 -
West Seneca, New York (c)                                     1.215               1.550               0.516


(a) RECEIPT TANKAGE-The transportation rates from this receiving point include a receipt tankage charge of $0.091 per cubic metre.

(b) RECEIPT TERMINALLING-The transportation rates from this receiving point include a receipt terminalling charge of $0.251 per cubic metre.

(c) DELIVERY TERMINALLING-The transportation rates to this delivery point include a delivery terminalling charge of $0.165 per cubic metre.

(d) DELIVERY TANKAGE- The transportation rates to this delivery point include a delivery tankage charge of $0.091 per cubic metre.

(e) In addition to the transportation rate shown, a delivery tankage charge of $0.091 per cubic metre will be assessed if the
    Carrier's delivery tankage at Griffith, Indiana is used by the Shipper.

(f) BREAK-OUT TANKAGE CREDIT-The transportation rates from this receiving point include a break-out tankage credit of 1.992 cents per hundred cubic metre miles for light crude petroleum, 2.151 cents per hundred cubic metre miles for medium crude petroleum, and 2.390 cents per hundred cubic metre miles for heavy crude petroleum.

(g) BREAK-OUT TANKAGE CREDIT-The transportation rate to this delivery point includes a break-out tankage credit of 0.541 cents per hundred cubic metre miles.

(h) In addition to the transportation rate shown, a receipt tankage charge of $0.091 per cubic metre will be assessed if the
    Carrier's receipt tankage at Griffith, Indiana is used by the Shipper.

(i) The toll includes a delivery terminalling charge of $0.182 per cubic metre and a break-out tankage credit of 0.594 cents per hundred cubic metre miles.

[D] - Denotes decrease in rate.

[U] - Denotes unchanged rate.

                                  APPENDIX C


Attached is a proforma supplement to FERC No. 20 reflecting the 10% surcredit.

                                  SUPPLEMENT

                                    DRAFT                    Supplement No. 1
                                                             to FERC No. 20


               LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP


       LOCAL TARIFF APPLYING ON CRUDE PETROLEUM AND NATURAL GAS LIQUIDS


                                     From


          THE INTERNATIONAL BOUNDARIES NEAR NECHE, NORTH DAKOTA, AND

               GRAND ISLAND, NEW YORK, AND POINTS IN THE STATES

                OF ILLINOIS, INDIANA, MICHIGAN, AND MINNESOTA

                                      to

        POINTS IN THE STATES OF ILLINOIS, INDIANA, MICHIGAN, MINNESOTA,

                           NEW YORK, WISCONSIN AND

             THE INTERNATIONAL BOUNDARY NEAR MARYSVILLE, MICHIGAN


Issued under authority of 18 CFR 341.4(a). This supplement is issued pursuant to F.E.R.C. Order No. approving the settlement agreement between Lakehead Pipe Line Company, Limited Partnership, on the one hand, and the Canadian Association of Petroleum Producers and the Alberta Department of Energy on the other. As provided in F.E.R.C. Order No. , all rates in FERC No. 20, supplements thereto and reissues thereof are subject to a 10% surcredit reduction until such time as the total surcredit amount plus interest is exhausted, at which time the surcredit will be subject to cancellation as provided in the settlement agreement.

This supplement is issued on   days notice under authority of 18 CFR 341.14.
This publication is conditionally accepted subject to refund pending a 30 day review period.

The provisions published herein will, if effective, not result in an effect on the quality of the human environment.

ISSUED                                                               EFFECTIVE

                                   ISSUED BY
                                 P. D. DANIEL
                    President and Chief Operating Officer
                       Lakehead Pipe Line Company, Inc.
                               General Partner
                           21 West Superior Street
                            Duluth, MN  55802-2067
                              Tel. (218) 725-0100

            Schedule of calculating the remaining refund Surcredit
             to be Applied to Transportation Revenue Invoices in Accordance with the Negotiated Settlement with Capp

                                                           Assuming Interest
                                                              Compounded
                                                                Monthly
                                                            ---------------
Negotiated Settlement Contingent
  Rate Refund and Interest
  Amount as of October 1, 1996                               $ 120,000,000

Less the Payment of Phase I of the Contingent
  Rate Refund and Interest Amount on October 1, 1996          ($37,144,124)
                                                            --------------
Remaining Balance of the Contingent Rate Refund and
  Interest to be Repaid by a Surcredit Over
  the Next Three Years                                       $  82,855,876

Plus Estimated Interest Calculated on the Remaining
  Balances of the Rate Refund over the 3 Year Pay Back
  Period (See Attached Schedule)                             $   7,702,581
                                                            --------------

Total Amount of Rate Refund Estimated Interest to
  be Paid Over the Next Three Years                          $  90,558,457

Divided by the Long Range Plan Planned Case Total
  Transportation Revenue Over the Next Three Years
  From January 1, 1997 Through December 31, 1999
  (See Attached Schedule)                                    $ 899,780,028
                                                             -------------
Surcredit as a Percentage of Invoiced Revenue to be
  Applied to Each Transportation Revenue Invoice                        10%
                                                             =============

N:\Fercdec\Repayment Summary of Refund over next three years monthly compounding

               Lakehead Pipe Line Company, Limited Partnership
                    Example of Calculation of Interest on
              Refund Balance Going Forward (Compounded Monthly)
                 Included as Part of the Settlement Agreement



                                                          Interest Accrued
                                          90 Day            on Remaining
Description     Beginning Balance      T-Bill Rate            Balance
-----------     -----------------      -----------        ----------------
                    (a)                   (b)                    (c)
 10/1/96           120,000,000
12/31/96            82,855,876              5%                1,035,698
 1/31/97            83,891,574              5%                  349,548
 2/28/97            81,741,722              5%                  340,591
 3/31/97            79,582,913              5%                  331,595
 4/30/97            77,415,108              5%                  322,563
 5/31/97            75,238,271              5%                  313,493
 6/30/97            73,052,364              5%                  304,385
 7/31/97            70,857,349              5%                  295,239
 8/31/97            68,653,188              5%                  286,055
 9/30/97            66,439,843              5%                  276,833
10/31/97            64,217,277              5%                  267,572
11/30/97            61,985,449              5%                  258,273
12/31/97            59,744,322              5%                  248,935
 1/31/98            57,493,857              5%                  239,558


                                                               Long Range Plan
                                                        -----------------------------
                                                                          Estimate
Description    Refund Payment    Beginning Balance        Period           Revenue
-----------    --------------    -----------------      -----------    --------------
                  (d)                  (e)                 (f)               (g)
 10/1/96       (37,144,124)         82,855,876            Jan-97            24,994
12/31/96                            83,891,574            Feb-97            24,994
 1/31/97        (2,499,400)         81,741,722            Mar-97            24,994
 2/28/97        (2,499,400)         79,582,913            Apr-97            24,994
 3/31/97        (2,499,400)         77,415,108            May-97            24,994
 4/30/97        (2,499,400)         75,238,271            Jun-97            24,994
 5/31/97        (2,499,400)         73,052,364            Jul-97            24,994
 6/30/97        (2,499,400)         70,857,349            Aug-97            24,994
 7/31/97        (2,499,400)         68,653,188            Sep-97            24,994
 8/31/97        (2,499,400)         66,439,843            Oct-97            24,994
 9/30/97        (2,499,400)         64,217,277            Nov-97            24,994
10/31/97        (2,499,400)         61,985,449            Dec-97            24,994
11/30/97        (2,499,400)         59,744,322            Jan-98            24,994
12/31/97        (2,499,400)         57,493,857            Feb-98            24,994
 1/31/98        (2,499,400)         55,234,015            Mar-98            24,994


               Lakehead Pipe Line Company, Limited Partnership
                    Example of Calculation of Interest on
               Refund Balance Going Forward (Compounded Monthly)
                 Included as Part of the Settlement Agreement


                                                        Interest Accrued
                                         90 Day           on Remaining
Description      Beginning Balance     T-Bill Rate           Balance
-----------      -----------------     -----------        ------------
                       (a)                 (b)                (c)
   2/28/98          55,234,015              5%              230,142
   3/31/98          52,964,757              5%              220,686
   4/30/98          50,686,043              5%              211,192
   5/31/98          48,397,835              5%              201,658
   6/30/98          46,100,093              5%              192,084
   7/31/98          43,792,777              5%              182,470
   8/31/98          41,475,847              5%              172,816
   9/30/98          39,149,263              5%              163,122
  10/31/98          36,812,985              5%              153,387
  11/30/98          34,466,972              5%              143,612
  12/31/98          32,111,184              5%              133,797
   1/31/99          29,745,581              5%              123,940
   2/28/99          27,370,121              5%              114,042
   3/31/99          24,984,763              5%              104,103
   4/30/99          22,589,466              5%               94,123



                                                            Long Range Plan
                                                        ------------------------
                                                                      Estimated
Description     Refund Payment     Ending Balance       Period         Revenue
-----------     --------------     ---------------      ------        ----------
                      (d)                (e)             (f)              (g)

 2/28/98          (2,499,400)         52,964,757        Apr-98           24,994
 3/31/98          (2,499,400)         50,686,043        May-98           24,994
 4/30/98          (2,499,400)         48,397,835        Jun-98           24,994
 5/31/98          (2,499,400)         46,100,093        Jul-98           24,994
 6/30/98          (2,499,400)         43,792,777        Aug-98           24,994
 7/31/98          (2,499,400)         41,475,847        Sep-98           24,994
 8/31/98          (2,499,400)         39,149,263        Oct-98           24,994
 9/30/98          (2,499,400)         36,812,985        Nov-98           24,994
10/31/98          (2,499,400)         34,466,972        Dec-98           24,994
11/30/98          (2,499,400)         32,111,184        Jan-99           24,994
12/31/98          (2,499,400)         29,745,581        Feb-99           24,994
 1/31/99          (2,499,400)         27,370,121        Mar-99           24,994
 2/28/99          (2,499,400)         24,984,763        Apr-99           24,994
 3/31/99          (2,499,400)         22,589,466        May-99           24,994
 4/30/99          (2,499,400)         20,184,189        Jun-99           24,994

               Lakehead Pipe Line Company, Limited Partnership
                    Example of Calculation of Interest on
              Refund Balance Going Forward (Compounded Monthly)
                 Included as Part of the Settlement Agreement



                                                  Interest Accrued
                                        90 Day      on Remaining
Description     Beginning Balance     T-Bill Rate      Balance
-----------     -----------------     ----------- ----------------
                       (a)                (b)            (c)
    5/31/99        20,184,189              5%           84,101
    6/30/99        17,768,890              5%           74,037
    7/31/99        15,343,528              5%           63,931
    8/31/99        12,908,059              5%           53,784
    9/30/99        10,462,443              5%           43,594
   10/31/99         8,006,637              5%           33,361
   11/30/99         5,540,598              5%           23,086
   12/31/99         3,064,284              5%           12,768
    1/31/00           577,652              5%            2,407
                                                     ---------
                                                     7,702,581
                                                     =========
                                                          Long Range Plan
                                                      -------------------------
                                                                     Estimated
Description        Refund Payment     Ending Balance     Period       Revenue
-----------        --------------     --------------  -----------  ------------
                        (d)                 (e)           (f)           (g)
    5/31/99         (2,499,400)         17,768,890       Jul-99       24,994
    6/30/99         (2,499,400)         15,343,528       Aug-99       24,994
    7/31/99         (2,499,400)         12,908,059       Sep-99       24,994
    8/31/99         (2,499,400)         10,462,443       Oct-99       24,994
    9/30/99         (2,499,400)          8,006,637       Nov-99       24,994
   10/31/99         (2,499,400)          5,540,598       Dec-99       24,994
   11/30/99         (2,499,400)          3,064,284
   12/31/99         (2,499,400)            577,652
    1/31/00           (580,059)                (0)


(a)  =  PREVIOUS ENDING BALANCE CARRIED FORWARD
(b)  =  90 DAY T-BILL RATE PER SETTLEMENT AGREEMENT
(c)  =  BEGINNING BALANCE x (B) x 1/12
(d)  =  MONTHLY ESTIMATED REVENUE x 10%
(e)  =  BEGINNING BALANCE + INTEREST ACCRUED - REFUND PAYMENTS
(g)  =  LONG RANGE PLAN ESTIMATED REVENUE

        N:\RATES\REFUND INTEREST CALCULATION GOING FORWARD 2

                                  APPENDIX D



Attached is a copy of the terms and conditions of the Risk Sharing Agreement, which were previously agreed upon by CAPP, Lakehead and IPL.

                               IPL/LPL and CAPP
                                    SEP II
                            Risk Sharing Agreement

- Agreement relates to both IPL and Lakehead in respect to the System Expansion Program Phase II facilities and is subject to National Energy Board and Federal Energy Regulatory Commission approvals.

- At 75% utilization of facilities or 90,000 b/d, the return on deemed expansion equity will be the annual multi-pipeline rate as determined by the National Energy Board.

- Up to 50% facilities utilization or 60,000 b/d, the return on deemed expansion equity capital would be the multi-pipeline rate less 3.00%, subject to a minimum rate of return of 7.50% in years 1 through 10 and 8.50% in years 11 through 15.

- Rate of return on deemed expansion equity increases with facilities utilization on a straight line basis, to multi-pipeline rate plus 3.00% at 100% utilization, subject to a maximum rate of return of 15% during the term of the agreement.

- Drag reducing agent costs flow through as a surcharge if appropriate.

- All costs including operating, interest and depreciation costs flow through to tariffs.

- Volume "at risk" would have incremental capacity expansions "stacked" on top.

- Total tolls will be charged in a manner and amount consistent with existing toll design for Lakehead and IPL. Point to point tolls will reflect a volume-distance allocation of costs. Distribution of revenue and costs between IPL and Lakehead will be at IPL/LPL's discretion, subject to regulatory approval.

- The agreement is subject to approval of IPL and LPL Boards of Directors.

- The term of the agreement is for 15 years commencing on the date of completion.

- This agreement is without prejudice to any other discussions or negotiations, and does not necessarily reflect the views of any of the parties as to appropriate costs of capital in either Canada or the United States.

                                   APPENDIX E

Attached is the applicable section of the Incentive Toll Settlement Agreement dated February 16, 1995, between Interprovincial Pipe Line Company and the Canadian Association of Petroleum Producers.

                    INCENTIVE TOLL PRINCIPLES OF SETTLEMENT

                                    Between

                         Interprovincial Pipe Line Inc.

                                      and

                  Canadian Association of Petroleum Producers


7.0     NON-ROUTINE ADJUSTMENTS TO ANNUAL REVENUE REQUIREMENTS

        7.1 Circumstances may arise which necessitate adjustment to the annual Revenue Requirement and resulting tolls. Events resulting in Non-Routine Adjustments shall be:

                    (d) Changes in costs resulting from legislation,
                        regulations, orders or directions by any government authority which result in changes to safety or environmental requirements, practices, or procedures for IPL.

                    (e) The cost of distinct and new programs necessary to
                        address new or unanticipated failure mechanisms and significant increases in the rates of cracking and/or corrosion in the pipeline or other existing failure mechanisms experienced by IPL.